Exhibit 99.1

22nd Century Group (XXII) Expands Reduced Nicotine Content Tobacco IP with Latest Technology License

Additional Exclusive License with NCSU Further Expands Reduced Nicotine Content Plant Breeding Capabilities

BUFFALO, N.Y., November 7, 2023 (Globe Newswire) — 22nd Century Group, Inc. (Nasdaq: XXII), a leading biotechnology company focused on utilizing advanced plant technologies to improve health and wellness with reduced nicotine tobacco, hemp/cannabis, and hops, today announced the signing of an additional reduced nicotine content technology license with North Carolina State University. The latest license provides additional modes of efficiently producing reduced nicotine content tobacco plants, extending 22nd Century’s already extensive IP portfolio. The license will provide 22nd Century Group exclusive rights to the technology until 2042.

“Our reduced nicotine content technologies support the first and only FDA MRTP authorized combustible smoking harm reduction products that meet adult smokers where they are today, providing a new solution to help them smoke less and achieve their health goals,” said John Miller, interim Chief Executive Officer of 22nd Century Group. “This latest license further enhances and expands on our capabilities to produce reduced nicotine content tobacco plants as we work to bring these innovative products to market for the betterment of public health, including by enhancing our capability to produce reduced nicotine content tobacco plants suitable for international markets that are opposed to genetically modified plants.”

Under terms of the exclusive license, 22nd Century will have full use of the patent rights and plant materials to develop and commercialize reduced nicotine content tobacco using this latest non-GMO technology, which further enables worldwide marketability of the Company’s VLN® reduced nicotine content products. Financial terms of the agreement were not released.

“22nd Century is pioneering a new pathway in the global fight to end the health and economic harms of smoking, offering both GMO and non-GMO solutions suitable worldwide,” said Miller. “Extensive clinical research, much of it funded by national government health agencies, has consistently documented the benefit of reduced nicotine content tobacco products in helping adult smokers to break the bonds of nicotine addiction and smoke less over time. Reduced nicotine content solutions, such as our VLN® products, provide a new solution to adult smokers who want to quit, but have not found success with traditional cessation products.”

About 22nd Century Group, Inc.

22nd Century Group, Inc. (Nasdaq: XXII) is a leading agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco and improving health and wellness through plant science. With dozens of patents allowing it to control nicotine biosynthesis in the tobacco plant, the Company has developed proprietary reduced nicotine content (RNC) tobacco plants and cigarettes, which have become the cornerstone of the FDA’s Comprehensive Plan to address the widespread death and disease caused by smoking. The Company received the first and only FDA Modified Risk Tobacco Product (MRTP) authorization for a combustible cigarette in December 2021. In tobacco, hemp/cannabis and hop plants, 22nd Century uses modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the life science and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits.

Learn more at xxiicentury.com, on Twitter, on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 9, 2023. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact

Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200